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                                                                    Exhibit 23.1

               Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in the: (a) Registration Statement (Form S-8 No. 333-28763) pertaining to the 1997 Stock Option Plan and the Amended and Restated 1994 Stock Option Plan of Amazon.com, Inc., (b) Registration Statement (Form S-4 No. 333-55943) for the registration of 15,000,000 shares of common stock, (c) Registration Statement (Form S-8 No. 333-63311), pertaining to the Junglee Corp. 1996 Stock Plan, the Junglee Corp. 1998 Equity Incentive Plan, the Sage Enterprises, Inc. (PlanetAll) 1997 Amended Stock Option Plan and the Sage Enterprises, Inc. MVP Stock Option Plan, (d) Registration Statement (Form S-3 No. 333-65091) pertaining to the business combinations with Telebook, Inc., Junglee Corp., and Sage Enterprises, Inc., (e) Registration Statement (Form S-8 No. 333-74419) pertaining to the 1999 Nonofficer Employee Stock Option Plan of Amazon.com, Inc., (f) Registration Statement (Form S-3 No. 333-74435) and related Prospectus of Amazon.com, Inc. for the registration of 8,009,996 shares of common stock in connection with the $1,250,000,000 4-3/4% Convertible Subordinated Notes due 2009, (g) Registration Statement (Form S-8 No. 333-78653) pertaining to the e-Niche Incorporated Amended and Restated 1998 Stock Option and Grant Plan, (h) Registration Statement (Form S-8 No. 333-78651) pertaining to the Innerlinx Technologies, Incorporated (LiveBid.com) 1997 Stock Option Plan, and (i) Registration Statement (Form S-3 No. 333-78797) and related Prospectus of Amazon.com, Inc. pertaining to Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants to Purchase Common Stock, Warrants to Purchase Preferred Stock, Stock Purchase Units, Stock Purchase Contracts, Third-Party Warrants, Warrants to Purchase Debt Securities, Foreign Currency Exchange Warrants, Stock Index Warrants, and Other Warrants, of our report dated May 12, 1999 with respect to the consolidated financial statements of Accept.com included in this Current Report (Form 8-K) of Amazon.com, Inc. filed June 10, 1999.

                                                     ERNST & YOUNG LLP

San Jose, California
June 9, 1999